Exhibit 99.1

ADVANCED DRAINAGE SYSTEMS PROVIDES BUSINESS UPDATE

HILLIARD, Ohio – (April 16, 2020) – Advanced Drainage Systems, Inc. (NYSE: WMS) (“ADS” or the “Company”), a leading provider of innovative water management solutions in the stormwater and on-site septic waste water industries, today announced that it has taken proactive steps to ensure the health and safety of its employees and maintain business continuity through the COVID-19 pandemic.

“We continue to closely monitor the COVID-19 situation, which remains very fluid. With the health and safety of our employees being our highest priority, ADS has implemented appropriate health protocols across all manufacturing, distribution, and corporate facilities. We are closely following guidelines from the Centers for Disease Control (CDC) and federal, state and local governments as our manufacturing and distribution facilities continue to operate as an essential business in states that have issued “shelter-in-place” orders. We continue working to provide essential water management solutions to our customers and the communities they serve while protecting the health and safety of our employees and partners,” said Scott Barbour, President and Chief Executive officer of ADS.

Mr. Barbour continued, “While it is impossible to predict the future impact of COVID-19, current demand and business activity remains fairly stable overall. We have begun to see some pockets of weakness by geography and segment, which may intensify and spread as business and market conditions continue to evolve over the coming weeks and months. Accordingly, we have implemented a comprehensive cost reduction and efficiency program to get ahead of the anticipated demand environment. We will continue to monitor the situation closely and adjust our plans as necessary.”

Business Operations

In efforts to maintain a safe work environment and help contain the spread of COVID-19, the Company has transitioned to a work-from-home policy for those that are able and suspended all nonessential employee travel and events. ADS has also proactively implemented further safety and risk mitigation practices, including:

•	Educating associates on COVID-19 related symptoms;
•	Regularly assessing deliveries and orders in virus “hot zones” and higher-risk geographic regions;
•	Employing strict social distancing practices across all departments and divisions; and
•	Instituting additional health screenings such as temperature checks at facilities, which currently all remain open.

Importantly, ADS is following all guidelines and directives from governmental and regulatory agencies across manufacturing facilities, distribution centers, and delivery fleets in order to continue operating safely and responsibly, while meeting the needs of customers.

Preliminary Fiscal 2020 Results

Net sales for full-year fiscal 2020 are expected to be approximately $1,674 million, compared to $1,385 million in full-year fiscal 2019 and above the previously issued guidance range of $1,600 million to $1,650 million. The Company also expects Adjusted EBITDA to exceed the high end of the Company’s previously announced guidance range of $325 million to $345 million. These preliminary financial results are subject to completion of the Company’s customary quarterly closing and review procedures. The Company will provide additional details around its financial performance when it releases fourth quarter and full-year fiscal 2020 results.

Cost Actions and Liquidity

Management believes ADS’ balance sheet and liquidity position remain strong despite the challenging market environment. In anticipation of unfavorable changes in demand, the Company has implemented a comprehensive cost reduction and efficiency program, including:

•	Reducing compensation for directors and executive officers;
•	Implementing a hiring freeze;
•	Enforcing expense controls, including limiting travel and non-essential expenditures; and
•	Adjusting the Company’s supply chain and manufacturing labor base to match anticipated demand.

The Company holds a favorable cash position and recently drew down $100 million on its revolving credit facility out of an abundance of caution. As of March 31, 2020, ADS had total liquidity of approximately $413 million, comprised of cash of approximately $174 million and approximately $239 million of availability under committed credit facilities. Importantly, ADS is in full compliance with all financial covenants and does not have any significant debt maturities until 2026. The Company remains within its long-term leverage target range of 2.0 times to 3.0 times, ahead of its’ communicated plan to reduce leverage to below 3.0 times by the end of calendar 2020 following the acquisition of Infiltrator Water Technologies in 2019.

About the Company

Advanced Drainage Systems is a leading provider of innovative water management solutions in the stormwater and on-site septic waste water industries, providing superior drainage solutions for use in the construction and agriculture marketplace. For over 50 years, the Company has been manufacturing a variety of innovative and environmentally friendly alternatives to traditional materials. Its innovative products are used across a broad range of end markets and applications, including non-residential, residential, infrastructure and agriculture applications. The Company has established a leading position in many of these end markets by leveraging its national sales and distribution platform, overall product breadth and scale and manufacturing excellence. Founded in 1966, the Company operates a global network of 63 manufacturing plants and 32 distribution centers. To learn more about ADS, please visit the Company’s website at www.ads-pipe.com.

Forward Looking Statements

Certain statements in this press release may be deemed to be forward-looking statements. These statements are not historical facts but rather are based on the Company’s current expectations, estimates and projections regarding the Company’s business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “confident” and similar expressions are used to identify these forward-looking statements. Factors that could cause actual results to differ from those reflected in forward-looking statements relating to our operations and business include: fluctuations in the price and availability of resins and other raw materials and our ability to pass any increased costs of raw materials on to our customers in a timely manner; volatility in general business and economic conditions in the markets in which we operate, including, without limitation, factors relating to availability of credit, interest rates, fluctuations in capital and business and consumer confidence; risks related to the impact of the recent Coronavirus (COVID-19) outbreak on our business, suppliers, customers and employees, including the impact of contingency plans and expense reductions as well as the impact on the Company’s liquidity, financial position and recoverability of assets; cyclicality and seasonality of the non-residential and residential construction markets and infrastructure spending; the risks of increasing competition in our existing and future markets, including competition from both manufacturers of high performance thermoplastic corrugated pipe and manufacturers of products using alternative materials; uncertainties surrounding the integration of acquisitions and similar transactions, including the acquisition of Infiltrator Water Technologies and the integration of Infiltrator Water Technologies; our ability to realize the anticipated benefits from the acquisition of Infiltrator Water Technologies; risks that the acquisition of Infiltrator Water Technologies and related transactions may involve unexpected costs, liabilities or delays; our ability to continue to convert current demand for concrete, steel and PVC pipe products into demand for our high performance thermoplastic corrugated pipe and Allied Products; the effect of weather or seasonality; the loss of any of our significant customers; the risks of doing business internationally; our ability to remediate the material weakness in our internal control over financial reporting, including remediation of the control environment for our joint venture affiliate ADS Mexicana, S.A. de C.V. as described in “Item 9A. Controls and Procedures” of our Annual Report on Form 10-K for the year ended March 31, 2019; the risks of conducting a portion of our operations through joint ventures; our ability to expand into new geographic or product markets, including risks associated with new markets and products associated with our acquisition of Infiltrator Water Technologies; our ability to achieve the acquisition component of our growth strategy; the risk associated with manufacturing processes; our ability to manage our assets; the risks associated with our product warranties; our ability to manage our supply purchasing and customer credit policies; the risks associated with our self-insured programs; our ability to control labor costs and to attract, train and retain highly-qualified employees and key personnel; our ability to protect our intellectual property rights; changes in laws and regulations, including environmental laws and regulations; our ability to project product mix; the risks associated with our current levels of indebtedness, including borrowings under our credit agreement; the nature, cost and outcome of any future litigation and other legal proceedings, including any such proceedings related to our acquisition of Infiltrator Water Technologies, as may be instituted against the Company and others; fluctuations in our effective tax rate, including from the Tax Cuts and Jobs Act of 2017; changes to our operating results, cash flows and financial condition attributable to the Tax Cuts and Jobs Act of 2017; our ability to meet future capital requirements and fund our liquidity needs; the risk that additional information may arise that would require the Company to make additional adjustments or revisions or to restate the financial statements and other financial data for certain prior periods and any future periods; any delay in the filing of any filings with the Securities and Exchange Commission (“SEC”); the review of potential weaknesses or deficiencies in the Company’s disclosure controls and procedures, and discovering weaknesses of which we are not currently aware or which have not been detected; additional uncertainties related to accounting issues generally and the other risks and uncertainties described in the Company’s filings with the SEC. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). ADS management uses non-GAAP measures in its analysis of the Company’s performance.

This press release includes references to Adjusted EBITDA, a non-GAAP financial measure. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP. This measure is not intended to be a substitute for those reported in accordance with GAAP. Adjusted EBITDA may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

EBITDA and Adjusted EBITDA are non-GAAP financial measures that comprise net income before interest, income taxes, depreciation and amortization, stock-based compensation, non-cash charges and certain other expenses. Adjusted EBITDA is a key metric used by management and the Company’s board of directors to assess financial performance and evaluate the effectiveness of the Company’s business strategies. Accordingly, management believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating operating results in the same manner as the Company’s management and board of directors.

For more information, please contact:

Michael Higgins

VP, Corporate Strategy & Investor Relations

(614) 658-0050

Mike.Higgins@ads-pipe.com